NATIONWIDE LIFE INSURANCE COMPANY Application for Life Insurance P.O. Box 182835, Columbus, Ohio 43218-2835
PART A
1. PROPOSED PRIMARY INSURED
a. Name (First, MI, Last) John Doe							b. Social Security Number 000 - 00 - 0000
c. Residence Street Address (include city, state and zip code) One Any Street, Any City, Any State
d. County Any County			e. Date of Birth 2/7/66				f. State of Birth Any State
g. Sex ☒ M ☐ F	h. Age 35	i. Marital Status Married					j. Driver's License # and State of Issue RL00000 Any State
k. Former Name (if applicable)		l. Occupation Principal			m. Employer Any City School District
n. Can you read and understand English? ☒ Yes ☐ No		o. Citizenship (If other, submit Foreign Supplement.) ☒ U.S. ☐ Canada ☐ Other					p. How long have you been in the U.S.? all my life
q. Telephone (Home) (000) 000-0000		r. Best time to call 3-9 A.M. / P.M.			s. Telephone (Business) ( )		t. Best time to call A.M. / P.M.
2. PROPOSED INSURED (JOINT/SPOUSE/CHILDREN) (Complete if applicable.)
NAME OF INSURED(S)	DATE OF BIRTH	AGE	SEX	HEIGHT	WEIGHT	STATE OF BIRTH	SOCIAL SECURITY NUMBER	RELATIONSHIP TO INSURED
- -
- -
- -
- -
3. JOINT/SPOUSE PROPOSED INSURED ADDITIONAL INFORMATION (Complete if applicable.)
a. Residence Street Address (include city, state and zip code)
b. Former Name (if applicable)		c. Occupation			d. Employer
e. Driver's License # and State of Issue				f. County			g. Marital Status
h. Can you read and understand English? ☐ Yes ☐ No		i. Citizenship (If other, submit Foreign Supplement.) ☐ U.S. ☐ Canada ☐ Other					j. How long have you been in the U.S.?
k. Telephone (Home) ( )		l. Best time to call A.M. / P.M.			m. Telephone (Business) ( )		n. Best time to call A.M. / P.M.
4. OWNER (The Primary Insured (Joint Insureds in case of Survivorship) will own the policy unless indicated here. If the Owner is a Trust, complete the Trust Information Section below.)
a. Name (First, MI, Last)							b. Social Security Number or Tax ID - -
c. Residence Street Address (include city, state and zip code)
d. County	e. Relationship to Insured(s)				f. Telephone Number		g. Date of Birth
(Only complete h, i, j and k for traditional life policies on juveniles (ages 0-14) when applying for Owner's Death or for Owner's Death or Disability Benefits.)
h. Occupation			i. Height		j. Weight		k. State of Birth
l. Trust Information (Please submit copy of first and signature pages of Trust document.)
EXACT NAME OF TRUST			TRUST TAX ID NUMBER		CURRENT TRUSTEE(S)			DATE OF TRUST

5. CONTINGENT OWNER
a. Name (First, MI, Last)							b. Social Security Number or Tax ID - -
c. Residence Street Address (include city, state and zip code)
d. County	e. Relationship to Insured(s)				f. Telephone Number		g. Date of Birth

L-4736-31-F Page 1(10/2006)

6. LIFE INSURANCE PLAN
a. Plan (If a Variable Life product is being applied for, the Variable Life Fund Supplement MUST be completed in conjunction with this application.) Next Generation FPVUL
b. Total Specified/Face Amount $100,000
c. Initial Premium Amount (paid with application) $ 10,000	d. Planned Premium Amount (Check plan for availability.) ☐ Single Premium $ ☐ Semi-Annual $ ☒ Annual $ 10,000 ☐ Quarterly $ ☐ Monthly EFT (Complete Part A, #7.) ☐ $
FOR INDIVIDUAL VARIABLE UNIVERSAL LIFE PLAN ONLY (Check plan for availability.)
e. Death Benefit Option (If no option is selected here, Option 1 is elected.)
☒ Option 1 (The Specified Amount, or a multiple of the Cash Value, whichever is greater.)
☐ Option 2 (The Specified Amount, plus the Cash Value, or a multiple of the Cash Value, whichever is greater.)

f. Internal Revenue Code Life Insurance Qualification Test ☒ Guideline Premium/Cash Value Corridor Test
g. Optional Benefit Riders
☐ Accidental Death Benefit Rider $  ☐ Spouse Rider $
☐ Child Rider $
☐ Adjusted Sales Load Rider Adjustment Percentage  % (whole percentages only)
Adjusted Sales Load Rider Adjustment Period   (1- 7 years)
☐  Term Insurance to Age 80 Rider
☐ Guaranteed Minimum Accumulation Benefit Rider (See list of variable Subaccount restrictions.)
☐ 100% Return of Premium ☐ 85% Return of Premium   Maturity (Indicate number of years)
Please choose either the Waiver of Monthly Deduction Rider or the Premium Waiver Rider. Do not choose both.
☐ Waiver of Monthly Deduction Rider
☐ Premium Waiver Rider $  (The benefit provided by this rider may not be sufficient to prevent a lapse of the policy.)
☐ Acceleration of Life Insurance Death Benefit for Qualified Long Term Care Services Rider *
*Complete Supplement for Acceleration of Life Insurance Death Benefit for Qualified Long Term Care Services Rider.

FOR SURVIVORSHIP LIFE PLAN ONLY (Check plan for availability.)
h. Death Benefit Option (If no option is selected here, Option 1 is elected.)
☐ Option 1 (The Specified Amount, or a multiple of the Cash Value, whichever is greater.)
☐ Option 2 (The Specified Amount, plus the Cash Value, or a multiple of the Cash Value, whichever is greater.)

i. Internal Revenue Code Life Insurance Qualification Test ☐ Guideline Premium/Cash Value Corridor Test
j. Optional Benefit Riders ☐ Estate Protection Rider $ ☐ Policy Split Option Rider
FOR UNIVERSAL LIFE PLAN ONLY (Check plan for availability.)
k. Death Benefit Option (If no option is selected here, Option 1 is elected.)
☐ Option 1 (The Specified Amount, or a multiple of the Accumulated Value, whichever is greater.)
☐ Option 2 (The Specified Amount, plus the Accumulated Value, or a multiple of the Accumulated Value, whichever is greater.)

l. Internal Revenue Code Life Insurance Qualification Test (If no selection is made here, Guideline Premium/Cash Value Corridor Test is elected.)
☐ Guideline Premium/Cash Value Corridor Test ☐ Cash Value Accumulation Test

m. Optional Benefit Riders
☐ Accidental Death - Amount $  ☐ Lapse Protection Rider
☐ Child Rider $  ☐ Spouse Rider $
☐ Guaranteed Option to Increase Specified Amount $  ☐ Waiver of Monthly Deduction Rider
☐ Acceleration of Life Insurance Death Benefit for Qualified Long Term Care Services Rider *
*Complete Supplement for Acceleration of Life Insurance Death Benefit for Qualified Long Term Care Services Rider.

FOR WHOLE LIFE PLAN ONLY (Check plan for availability.)
n. Optional Benefit Riders
☐ 20 Year Spouse Rider $  ☐ Owner's Death (Complete Part B, #14 for Owner)
☐ Accidental Death - Amount $  ☐ Owner's Death or Disability (Complete Part B, #14 for Owner)
☐ Child Rider $  ☐ Waiver of Premium Benefit
☐ Guaranteed Insurability - Amount $

Please issue with Automatic Premium Loan. ☐ Yes ☐ No

o. Dividend Options
☐ Purchase Paid Up Additions ☐ Pay in Cash ☐ One Year Term - Pay Premium
☐ Accumulate at Interest ☐ One Year Term - Paid Up Additions ☐ One Year Term - Cash
☐ Pay Premium ☐ One Year Term - Accumulate ☐ One Year Term - Special

FOR TERM LIFE PLAN ONLY (Check plan for availability.)
p. Optional Benefit Riders ☐ 10 Year Spouse Rider $ ☐ Child Rider $ ☐ 20 Year Spouse Rider $ ☐ Waiver of Premium Benefit

L-4736-31-F Page 2

7. ELECTRONIC FUNDS TRANSFER AUTHORIZATION
Financial Institution Name	Financial Institution Phone Number
Financial Institution Address
Account Number	Transit/ABA Number
Monthly EFT Amount	Draft Date	☐ *Checking (Attach a pre-printed Voided Check. Starter Checks will not be accepted.) ☐ *Savings (Attach a Voided Deposit Slip with account number and routing number.)
*By providing my financial institution name and account information, I hereby authorize Nationwide Life Insurance Company to initiate debit entries to my checking/savings account indicated above and the Financial Institution to debit the same such account.

8. BENEFICIARY DESIGNATIONS (If Joint Plan, specify each Primary Insured's beneficiary designation-use #19, if necessary. When more than one beneficiary is designated, payments to the beneficiaries surviving the Insured will be made in equal shares, or in full to the last surviving beneficiary, unless some other distribution of proceeds is provided. If the Beneficiary is a Trust, complete the Trust Information Section below.)

%	PRIMARY	CONTINGENT	BENEFICIARY NAME	DATE OF BIRTH	RELATIONSHIP TO INSURED(S)	SOCIAL SECURITY NUMBER
a. Proposed Primary Insured
☒	☐	Jane Doe	10/8/67	wife	000 - 00 - 0000
☐	☒	Bambi Doe	12/23/89	daughter	000 - 00 - 0000
☐	☒	Moose Doe	12/23/89	son	000 - 00 - 0000
b. Proposed Insured (Joint/Spouse)
☐	☐	- -
☐	☐	- -
☐	☐	- -
c. Trust Information
EXACT NAME OF TRUST	TRUST TAX ID NUMBER	CURRENT TRUSTEE(S)	DATE OF TRUST

9. PAYOR (If someone other than the Insured(s) or the Owner is to be billed for the premium for this policy.)
a. Name (First, MI, Last)
b. Residence Street Address (include city, state and zip code)
10. INSURANCE INFORMATION
a. Will any Life Insurance or Annuities for this or any other company be replaced, discontinued, reduced or changed if insurance now applied for is issued? ☐ Yes ☐ No (If yes, please complete appropriate replacement. If this is an Internal Revenue Code Section 1035 Exchange, please check above and attach 1035 forms. If this is a Nationwide Term Conversion and you are not the Owner of the term policy or you are not converting the entire amount of the term policy, please enclose a term conversion application.)

b. Do you currently have any Life Insurance or Annuities in force? ☐ Yes ☐ No (If yes, please list below.)
PERSON	COMPANY	POLICY NUMBER	AMOUNT	YEAR ISSUED	ACCIDENTAL DEATH	NW TERM CONVERSION	TO BE REPLACED	1035
$	$	☐	☐ Yes ☐ No	☐
$	$	☐	☐ Yes ☐ No	☐
$	$	☐	☐ Yes ☐ No	☐
$	$	☐	☐ Yes ☐ No	☐
$	$	☐	☐ Yes ☐ No	☐
$	$	☐	☐ Yes ☐ No	☐
$	$	☐	☐ Yes ☐ No	☐
For Juvenile Applicants Only: c. How much Insurance is in force with all companies? Brother(s) Sister(s) Age Amount Age Amount On the Parents: $ $ $ $ $ $ On the Owner or Guardian: $ $ $ $ $ $
d. Is any person here proposed for coverage now applying for Life Insurance or Annuities with any other company? ☐ Yes ☐ No
(If yes, please provide name of company, amount applied for and purpose of coverage.)

L-4736-31-F Page 3

PART B
11. PERSONAL INFORMATION
All questions are to be answered by each Proposed Insured. For each yes answer, provide details below.	PROPOSED INSURED	JOINT/SPOUSE PROPOSED INSURED	ANY CHILD
Yes No	Yes No	Yes No
a. Have you ever had any application for Life or Health Insurance (or for reinstatement for Life or Health Insurance) declined, postponed, rated-up or limited? (If yes, provide details.)	☐ ☒	☐ ☐	☐ ☐
b. Have you ever applied for or received disability payments for any illness or injury? (If yes, provide details.)	☐ ☒	☐ ☐	☐ ☐
c. In the past 3 years have you engaged in, or do you intend to engage in:
flying as a pilot, student pilot, or crew member; organized racing of an automobile, motorcycle, or any type of motor-powered vehicle, scuba diving, mountain climbing, hang gliding, parachuting, sky diving, bungee jumping, or any type of body-contact or life-
threatening sport? (If yes, complete an Aviation/Hazardous Activities Questionnaire.)
☐ ☒	☐ ☐	☐ ☐
d. Have you ever had your driver's license suspended or revoked; or been convicted of driving while impaired or intoxicated, or been convicted in the past 3 years of more than one moving violation? (If yes, provide details.)
☐ ☒	☐ ☐	☐ ☐
e. Except as prescribed by a physician, have you ever used, or been convicted for sale or possession of cocaine or any other narcotic or illegal drug? (If yes, complete Drug Questionnaire.)	☐ ☒	☐ ☐	☐ ☐
f. Have you ever been convicted of a violation of any criminal law? (If yes, provide details.)	☐ ☒	☐ ☐	☐ ☐
g. Have you had any bankruptcies in the past 7 years or have any suits or judgments pending against you at this time? (If yes, provide details.)	☐ ☒	☐ ☐	☐ ☐
h. Do you plan to travel or reside outside of the United States or Canada? (If yes, complete Supplement for Foreign Nationals or Travel.)	☐ ☒	☐ ☐	☐ ☐
i. Do you belong to or intend to join any active or reserve military or naval organization? (If yes, complete Military Status Questionnaire.)	☐ ☒	☐ ☐	☐ ☐
j. Do you have a parent or sibling who died from cancer or cardiovascular disease prior to age 60?
(If yes, provide relationship to Proposed Insured(s), age at death and cause of death, and if cancer, provide type.)
☐ ☒	☐ ☐	☐ ☐
Details of any yes answers (indicate name of person). (If more space is needed, an additional blank sheet may be attached.):
12. TOBACCO USE
a. PROPOSED INSURED:
Have you used tobacco or nicotine in any form in the last 5 years? ☐ Yes ☒ No Last 12 months? ☐ Yes ☒ No
If yes, specify the form of tobacco or nicotine products used. ☐ cigarettes ☐ pipe ☐ cigars ☐ chewing tobacco ☐ snuff
☐ other tobacco ☐ nicotine products (gum, patch, etc.)

b. JOINT/SPOUSE PROPOSED INSURED:
Have you used tobacco or nicotine in any form in the last 5 years? ☐ Yes ☐ No Last 12 months? ☐ Yes ☐ No
If yes, specify the form of tobacco or nicotine products used. ☐ cigarettes ☐ pipe ☐ cigars ☐ chewing tobacco ☐ snuff
☐ other tobacco ☐ nicotine products (gum, patch, etc.)

13. PHYSICAL MEASUREMENTS
INSURED	HEIGHT	WEIGHT	REASON FOR WEIGHT GAIN OR LOSS
CURRENT	1 YEAR AGO
Proposed Insured	6 ft. 0 in.	180 lbs.	180 lbs.
14. PERSONAL PHYSICIANS
PROPOSED INSURED	JOINT/SPOUSE PROPOSED INSURED	ANY CHILD
Name of Personal Physician:	Dr. Physician
Address:	Two Any Street Any City, Any State 00000-000
Telephone Number:	000-000-0000
Date last consulted:	10/31/00
Reason last consulted:	bronchitis
Treatment given or medication prescribed.	antibiotics

L-4736-31-F Page 4

15. MEDICAL QUESTIONS
All questions are to be answered by each Proposed Insured. For each yes answer, circle the appropriate item and provide details in #17.

To the best of your knowledge and belief, has anyone here proposed for insurance consulted a member of the medical profession for, been treated for, taken medication for, or been diagnosed as having:
			PROPOSED INSURED	JOINT/SPOUSE PROPOSED INSURED	ANY CHILD
			Yes No	Yes No	Yes No
a. Heart disease including heart attack, angina, or other chest pain, high blood pressure, shortness of breath, palpitations, heart murmur, phlebitis, or any other disorder of the heart or blood vessels?
			☐ ☒	☐ ☐	☐ ☐
b. Headaches, seizures, epilepsy, stroke, Alzheimer’s disease, Parkinson's disease, multiple sclerosis, or any other brain or nervous disorder?			☐ ☒	☐ ☐	☐ ☐
c. Depression, neurosis, affective disorder, psychosis, or any other mental disorder?			☐ ☒	☐ ☐	☐ ☐
d. Asthma, emphysema, chronic bronchitis, tuberculosis, or any other disease of the lungs or respiratory system?			☐ ☒	☐ ☐	☐ ☐
e. Colitis, ulcer, persistent diarrhea, rectal bleeding, or any other disease or disorder of the esophagus or digestive tract?			☐ ☒	☐ ☐	☐ ☐
f. Sugar, protein or blood in the urine, kidney stones, sexually transmitted disease, or any other disease or disorder of the kidneys, bladder, prostate, breast, urinary tract or reproductive system?			☐ ☒	☐ ☐	☐ ☐
g. Diabetes, hepatitis, cirrhosis or any other disease of the liver, pancreas, or thyroid?			☐ ☒	☐ ☐	☐ ☐
h. Cancer, or any malignant or benign tumor or cyst, or any chronic disease of the skin or lymph glands?			☐ ☒	☐ ☐	☐ ☐
k. Arthritis, rheumatoid arthritis, osteoporosis; or any paralysis or chronic back or muscle condition?			☐ ☒	☐ ☐	☐ ☐
l. Alcoholism, narcotic addiction, drug use, or hallucinations?			☐ ☒	☐ ☐	☐ ☐
m. Any disease or disorder of the eyes, ears, nose or throat?			☐ ☒	☐ ☐	☐ ☐
To the best of your knowledge and belief, has anyone here proposed for insurance been diagnosed or treated by a member of the medical profession as having:
n. AIDS (Acquired Immune Deficiency Syndrome)?
			☐ ☒	☐ ☐	☐ ☐
16. SUPPLEMENTAL MEDICAL INFORMATION
All questions are to be answered by each Proposed Insured. For each yes answer, circle the appropriate item and provide details in #17.

To the best of your knowledge and belief, in the past 5 years, has anyone here proposed for insurance:
			PROPOSED INSURED	JOINT/SPOUSE PROPOSED INSURED	ANY CHILD
			Yes No	Yes No	Yes No
a. Consulted, or been examined or treated by any physician, chiropractor, or other medical practitioner or by any hospital, clinic, or other medical facility not already disclosed on this application? (If it was for a "check up", annual physical, employment physical, etc., so state and give findings and results in #17.)
			☐ ☒	☐ ☐	☐ ☐
b. Had any disease, disorder, injury, or operation not already disclosed on this application?			☐ ☒	☐ ☐	☐ ☐
c. Had any x-rays, electrocardiograms, or other medical tests (excluding HIV) for reasons not already disclosed on this application?			☐ ☒	☐ ☐	☐ ☐
d. Been medically advised to have any surgery, hospitalization, treatment or test (excluding HIV) that was not completed or results that you have not received?			☐ ☒	☐ ☐	☐ ☐
17. DETAILS OF MEDICAL HISTORY (If more space is needed, an additional blank sheet may be attached.)
QUESTION # AND LETTER	PERSON	DATES	DETAILS (Be specific. Give full names, addresses and telephone number (if available) of physicians, hospitals, etc.)

L-4736-31-F Page 5

PART C
18. TAXPAYER IDENTIFICATION NUMBER
Under the Interest and Dividend Compliance Act of 1983, persons owning insurance policies are required to provide the Company with certification that their taxpayer identification number is correct. (For most individuals, this is their Social Security Number.) If you do not provide us with certification of this number, you may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, we will be forced to withhold 31% from interest and other payments we make to you (known as backup withholding). It is not an additional tax, since the amount withheld may be applied against any tax you owe. If withholding results in an overpayment of taxes, a refund may be available.

Check this box if the Internal Revenue Service has notified you that you are subject to backup withholding.

Otherwise, your signature on this application is certification that the taxpayer identification number on this application is true, correct, and complete. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

19. SPECIAL INSTRUCTIONS (If more space is needed, an additional blank sheet may be attached.)

L-4736-31-F Page 6

20. AGREEMENT, AUTHORIZATION AND SIGNATURES

I have read this application. I understand each of the questions. All of the answers and statements on this form are complete and true to the best of my knowledge and belief. I understand that:

A. This application, any amendments to it, and any related medical examinations will become a part of the Policy and are the basis of any insurance issued upon this application.

B. No medical examiner, producer or other representative of Nationwide may accept risks or make or change any contract; or waive or change any of the Company's rights or requirements.

C. If the full first premium payment is made in exchange for a Temporary Insurance Receipt, Nationwide will only be liable to the extent set forth in that receipt.

D. If the full first premium is not paid with this application, then insurance will only take effect when all of the following conditions are met:

1. a Policy is issued by Nationwide and is accepted by me; and

2. the full first premium is paid; and

3. all the answers and statements made on the application, medical examination(s) and amendments continue to be true to the best of my knowledge and belief.

The applicant has a right to cancel this application at any time by contacting their agent or Nationwide in writing. I have received the pre-notice form of the Fair Credit Reporting act of 1970 and the Medical Information Bureau disclosure form. I have also received the pre-notification required by the New York Fair Credit Reporting Act, and I authorize you to obtain an investigative consumer report on me. I understand that, if I do not sign this authorization, Nationwide may decline to grant the insurance applied for on the grounds that I refused to sign such an authorization. I certify that the Social Security Number given is correct and complete.

I authorize: any licensed physician or medical practitioner; any hospital, clinic, pharmacy or other medical or medically related facility; any insurance company; the Medical Information Bureau; or any other organization, institution or person who has knowledge of me; to give that information to the Medical Director of the Nationwide Life Insurance Company, or its reinsurers, for the purpose of underwriting my application in order to determine eligibility for Life Insurance and to investigate claims. By my signature below, I acknowledge that any agreements I have made to restrict my protected health information do not apply to this authorization; and I instruct any physician; health care professional; hospital; clinic; medical facility; or other health care provider to release and disclose my entire medical record without restriction (except any alcohol or drug abuse which requires a special authorization). I understand that any information that is disclosed pursuant to this authorization may be redisclosed and no longer be covered by federal rules governing privacy and confidentiality of health information. This authorization, or a copy of it, will be valid for a period of not more than two years (24 months) from the date it was signed. I understand that I have the right to revoke this authorization in writing, at anytime, by sending a written request for revocation to Nationwide Life Insurance Company, Attention: Underwriting, P.O. Box 182835, Columbus, Ohio 43218-2835. I understand that a revocation is not effective to the extent that any of my providers have relied on this authorization; or to the extent that Nationwide Life Insurance Company has a legal right to contest a claim under an insurance policy or to contest the policy itself. I further understand that if I refuse to sign this authorization to release my complete medical records, Nationwide Life Insurance Company may not be able to process my application. I understand that my authorized representative or I have a right to a copy of this authorization by sending a request to Nationwide in writing.

Signed at  Any City, Any State  , on  January 3  ,  2002  .
City/State  Month/Day  Year

I have truly and accurately recorded all Proposed Insured's answers on this application and have witnessed his/her/their signature(s) hereon.

To the best of my knowledge, the insurance applied for ☐ will ☒ will not (CHECK ONE) replace any life insurance, and/or annuity.

Ed Producer
Producer's Name (please print)

Ed Producer
Producer's Signature

Any Firm 02-A00000
FirmProducer's Nationwide Number

000-00-0000
Social Security Number

John Doe
Name of Proposed Insured (please print)

John Doe
Signature of Proposed Insured
(or parent if Proposed Insured is under age 15)

Name of Joint/Spouse Proposed Insured (please print)

Signature of Joint/Spouse Proposed Insured (if to be Insured)

Signature of Applicant/Owner (if other than the Insured)

Signature of Payor (if other than the Insured)

L-4736-31-F Page 7

PART D
NATIONWIDE LIFE INSURANCE COMPANY
P.O. Box 182835, Columbus, Ohio 43218-2835

IMPORTANT NOTICE

DETACH AND GIVE TO PROPOSED INSURED

PRE-NOTICE OF PROCEDURES AS REQUIRED BY THE FAIR CREDIT REPORTING ACT OF 1970

This notice is to inform you that as part of our normal underwriting procedures in connection with an application for insurance:

1. An investigative consumer report may be made whereby information is obtained through personal interviews with your neighbors, friends or others with whom you are acquainted. This inquiry will include information as to character, general reputation, personal characteristics and mode of living, except as may be related directly or indirectly to your sexual orientation, with respect to you, members of your family, and others having an interest in or closely connected with the insurance transaction; and

2. You may elect to be interviewed if an investigative consumer report is prepared in connection with this application. You are entitled to receive a copy of any investigative consumer report by submitting your request in writing.

3. Upon your written request, made within a reasonable time after you receive this notice, additional information as to the nature and scope of the investigation, if one is made, will be provided. You may send corrections and requests for additional information addressed to Nationwide Life Insurance Company, P.O. Box 182835, Columbus, Ohio 43218-2835. In the event of an adverse decision, you will be notified in writing.

PRE-NOTICE OF LIFE AND HEALTH APPLICATION PROCEDURES
AS REQUIRED BY THE NEW YORK FAIR CREDIT REPORTING ACT

Federal and state laws require notification that we may request an investigative consumer report. Typically, the report will contain information as to character, general reputation, personal characteristics and mode of living, which information is obtained through an interview with you or an adult member of your family, employers or business associates, financial sources, friends, neighbors or others with whom you are acquainted. The information will consist, when applicable, of a confirmation of your identity, age, residence, marital status, and past and present employment, including occupational duties, financial information, driving record, sports and recreational activities, health history, use of alcohol or drugs (if any), living conditions, and type of community. It is your right to inspect and receive a copy of the investigative consumer report prepared by a consumer reporting agency. Upon written request, we will inform you whether a report was made, and if so, we will provide you with the name and address of the consumer reporting agency making the report. Requests for additional information should be addressed to: Nationwide Life Insurance Company, P.O. Box 182835, Columbus, Ohio 43218-2835. Please provide your name, address, and policy number to identify your request.

MEDICAL INFORMATION BUREAU DISCLOSURE NOTICE

Information regarding your insurability will be treated as confidential. Nationwide Life Insurance Company, or its reinsurer(s) may, however, make a brief report thereon to the Medical Information Bureau, a non-profit membership organization of life insurance companies, which operates an information exchange on behalf of its members. If you apply to another Bureau member company for life or health insurance coverage or a claim for benefits is submitted to such a company, the Bureau, upon request, will supply such company with the information in its file.

Upon receipt of a request from you, the Bureau will arrange disclosure of any information it may have in your file. If you question the accuracy of information in the Bureau's file, you may contact the Bureau and seek a correction in accordance with the procedures set forth in the Federal Fair Credit Reporting Act. The address of the Bureau's information office is Post Office Box 105, Essex Station, Boston, Massachusetts 02112, telephone number (866) 692-6901 or TTY (866) 346-3642.

Nationwide Life Insurance Company or its reinsurer(s) may also release information in its file to other life insurance companies to whom you may apply for life or health insurance, or to whom a claim for benefits may be submitted.

L-4736-31-98-F Page 8

PART E
NATIONWIDE LIFE INSURANCE COMPANY
P.O. Box 182835, Columbus, Ohio 43218-2835

This receipt must not be detached and in no event will there be any temporary insurance unless the full first premium required by the Company has been paid or authorized by Electronic Funds Transfer at the time of this application.

TEMPORARY INSURANCE AGREEMENT

This Agreement provides a Limited Amount of Life Insurance coverage, for a Limited Period of time, subject to the terms of this
Agreement. Advance payment in the amount of $ 10,000  is made for $ 100,000  (face amount on the application or $1,000,000 whichever is less) on the life of  John Doe  .
Name(s) of Proposed Insured(s)

NOTE: Make all checks payable to NATIONWIDE. Do not make checks payable to the producer or leave the payee blank.

HEALTH QUESTION

Has anyone here proposed for insurance: Yes No

within the past 10 years, been treated for, or been medically diagnosed by a physician as having: angina, or chest pain or discomfort;
heart attack, heart murmur, or any other heart disorder; epilepsy, stroke or diabetes; Acquired Immune Deficiency Syndrome (AIDS); any brain, nervous, or mental disorder, any drug or alcohol addiction; any kidney disorder (other than kidney stones); or any cancer or other malignancy? ☐ ☒

If the above question is answered YES or LEFT BLANK, NO COVERAGE will take effect under this Agreement and no representative of Nationwide Life Insurance Company is authorized to accept money, and/or provide a temporary insurance receipt to the applicant.

TERM AND CONDITIONS

AMOUNT OF COVERAGE - $1,000,000 OVERALL MAXIMUM FOR ALL APPLICATIONS OR AGREEMENTS

If money has been accepted by Nationwide as advance payment for an application for Life Insurance and any Proposed Insured dies while this temporary insurance is in effect, Nationwide will pay to the designated beneficiary the lesser of (a) the amount of death benefits, if any, which would be payable under the policy and its riders if issued as applied for, excluding any accidental death benefits, or (b) $1,000,000. This total benefit limit applies to all insurance applied for under this and any other current applications to Nationwide and any other Temporary Insurance Agreements for Life Insurance whether applied for on the life or lives of one or more Proposed Insureds.

DATE COVERAGE TERMINATES - 60 DAY MAXIMUM COVERAGE

Temporary Life Insurance under this Agreement will terminate automatically on the earliest of:

A. 60 days from the date of this signed Agreement, or

B. the date any policy is offered to the Applicant in connection with the above application, or

C. five days after the date, Nationwide mails notice of termination of coverage and refund of the advance payment to the premium notice address designated in such application.

LIMITATIONS

•  This Agreement does not provide benefits unless a full first premium for the mode selected has been paid at the time of this application.

•  Material misrepresentation in the application or in the answers to the Health question of this Agreement invalidate this agreement and Nationwide’s only liability is for refund of any payment made.

•  No one is authorized to accept money on Proposed Insureds under 15 days of age or over the age of 70 (nearest birthday) on the date of the Agreement, nor will any coverage take effect.

•  If any Proposed Insured dies by suicide, Nationwide’s liability under this Agreement is limited to a refund of the payment made.

•  There is no coverage under this Agreement if the check submitted as payment is not honored by the bank on first presentation.

•  No one is authorized to waive or modify any of the provisions of this Agreement.

I HAVE RECEIVED A COPY OF AND HAVE READ THIS AGREEMENT AND DECLARE THAT THE ANSWERS ARE TRUE TO THE BEST OF MY KNOWLEDGE AND BELIEF. I UNDERSTAND ALL ITS TERMS.

Dated January 3 2002  X John Doe
Month Day Year Signature of Proposed Insured (or parent if Proposed Insured is under age 15)

X   X
Applicant/Owner's Signature (if other than Proposed Insured) Signature of Joint/Spouse Proposed Insured (if to be Insured)

Please make a copy of the application, temporary insurance agreement, and other applicable forms. Return originals to the Home Office and provide the customer with a copy. The original temporary insurance agreement must remain with the application and will be retained by Nationwide.

X Ed Producer   Any Firm  02-A00000
Signature of Producer FirmProducer's Nationwide Number

COPY 1 - SEND TO HOME OFFICE WITH APPLICATION COPY 2 - RETAINED BY PROPOSED INSURED

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